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EXHIBIT 21.1

                             NU-KOTE HOLDING, INC.
                              AND ITS SUBSIDIARIES
                              --------------------


Nu-kote Holding, Inc.                                         Delaware
Nu-kote Imperial, Inc. (1)                                    Delaware
Nu-kote International, Inc. (1)                               Delaware
Nu-kote Imaging International, Inc. (2)                       Delaware
Nu-kote Latin America, Inc. (2)                               Delaware
International Communication Materials, Inc. (2)               Pennsylvania
Future Graphics, Inc. (2)                                     California
Nu-kote de Mexico, S.A. de CV (5)                             Mexico
Interfas SA (3)                                               France
Interfas Holding, SA (2)                                      France
Nu-kote International Holding, Limited (2)(6)                 England
Nu-kote International Limited (4)(6)                          England
Nu-kote Wyncliffe, Limited (4)(6)                             England
Virokote, Inc. (2)                                            Delaware
Nu-kote Quality Imaging GmbH (2)(6)                           Germany
Greif-Werke GmbH (2)(6)                                       Germany
Pelikan Scotland Ltd (2)(6)                                   England
Pelikan Productions AG (2)(6)                                 Switzerland
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(1) 100% owned by Nu-kote Holding, Inc.
(2) 100% owned by Nu-kote International, Inc.
(3) 100% owned by Interfas Holding S.A.
(4) 100% owned by Nu-kote International Holding Limited
(5) 65% owned by Nu-kote International, Inc. and 35% owned by Nu-kote Latin America, Inc.
(6) Entities were sold on September 30, 1999.